UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2004

Community Banks, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15786	23-2251762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 East Park Dr., Harrisburg, PA	17111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (717)920-1698

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 16, 2004, Community Banks, Inc. (“Company”) issued a press release announcing entry into an agreement with PennRock Financial Services Corp. (“PennRock”). On the same day, the Company conducted a telephone conference for the investment community, and participated in and issued communications to the employees of the Company and of PennRock. The investor presentation and the employees communications may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, the Company’s success in merger and acquisition integration, and customer’s acceptance of the Company’s products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The following disclosure is made in accordance with Rule 165 of the Securities and Exchange Commission (“SEC”).

The Company urges its shareholders and the shareholders of PennRock, as well as other investors, to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 which the Company will file with the SEC in connection with the proposed merger that is the subject of the Company’s press release. This proxy statement/prospectus will contain important information about the Company, PennRock, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After the proxy statement/prospectus is filed with the SEC, it will be available for free on the SEC’s web site at http://www.sec.gov. It will also be available for free from the Company and PennRock. You may direct such a request to either of the following persons:

Patricia E. Hoch, Senior Vice President and Secretary	Shannan Guthrie, Investor Relations Officer
Community Banks, Inc.	PennRock Financial Services Corp.
750 East Park Drive	1060 Main St.
Harrisburg, Pennsylvania 17111	Blue Ball, Pennsylvania 17506
Phone: (717) 920-1698	Phone: (717) 354-3612

In addition to the proposed registration statement and proxy statement/prospectus, the Company and PennRock file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the Company or PennRock at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company’s and PennRock’s filings with the SEC are also available to the public from commercial document-retrieval services and for free on the SEC’s web site at http://www.sec.gov.

The Company, PennRock and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information concerning such officers and directors is included in the parties’ proxy statements for their annual meetings of shareholders in 2004, previously filed with the SEC. These documents are available for free on the SEC’s website at http://www.sec.gov and they are also available at no charge from the companies. You may direct a request for these documents to the officers identified above.

Copies of the press release, the employee communications and the presentation materials are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4 respectively.

Item 9.01	Financial Statements and Exhibits

(c)	The following exhibits are filed herewith.

99.1	Press release issued on November 16, 2004.

99.2	Investor Presentation.

99.3	Letter to employees of Community Banks, Inc.

99.4	Presentation to the employees of PennRock Financial Services Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2004	COMMUNITY BANKS, INC.

	By:	/s/ EDDIE L. DUNKLEBARGER
	Name:	Eddie L. Dunklebarger
	Title:	Chairman, President and CEO

EXHIBIT INDEX

99.1	Press release issued on November 16, 2004.

99.2	Investor Presentation.

99.3	Letter to employees of Community Banks, Inc.

99.4	Presentation to the employees of PennRock Financial Services Corp.